Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	c/o June Connor	www.cebglobal.com

CEB REPORTS SECOND QUARTER RESULTS AND UPDATES 2016 GUIDANCE

ARLINGTON, Va. – July 26, 2016 – CEB Inc. (“CEB” or “Company”) (NYSE: CEB), a best practice insight and technology company, today announced financial results for the second quarter ended June 30, 2016.

HIGHLIGHTS – SECOND QUARTER 2016

•	Revenue of $242.6 million (an increase of 4.6%); Adjusted revenue of $251.1 million (an increase of 7.9%)
•	Net income of $7.7 million (a decrease of 66.6%); Adjusted net income of $31.5 million (a decrease of 4.0%)
•	Adjusted EBITDA of $64.5 million (an increase of 6.9%); Adjusted EBITDA margin of 25.7%
•	Diluted earnings per share of $0.24 (a decrease of 65.2%); Non-GAAP diluted earnings per share of $0.97 (no change)
•	Completed acquisition of Evanta on April 29, 2016

“Our focus in the second quarter remained squarely on delivering great customer impact and setting up for stronger outcomes in the second half and beyond. Current events in the economy and society create an unusual opportunity for us to help our clients and members, and we are working hard to deliver impact,” said Tom Monahan, CEB Chairman and CEO. “You can see the result in this quarter: organic bookings growth improved modestly to the low single-digits, our CEB Events group came out of the gates quickly following the Evanta acquisition, and we delivered solid results in quarterly revenue and Adjusted EBITDA. We enter the third quarter with a great team on the field and our eyes on sharp execution amid the continued volatility of the current environment.”

OUTLOOK FOR 2016

The Company updates its 2016 annual guidance as follows: Revenue of $957 to $982 million, Adjusted revenue of $970 to $995 million, capital expenditures of $32 to $34 million, Non-GAAP diluted earnings per share of $3.95 to $4.15, Adjusted EBITDA margin of at least 26.25%, and depreciation and amortization expense of $104 to $106 million. Adjusted revenue refers to revenue before the impact of the reduction of acquisition-related deferred revenue to fair value recognized in the post-acquisition period (“deferred revenue fair value adjustment”). The estimated reduction in 2016 revenue to reflect the impact of the deferred revenue fair value adjustment is expected to be approximately $13 million. This guidance is based on the following foreign currency exchange rates: 1.33 US dollar (“USD”) to the British Pound, 1.11 USD to the Euro, and 0.75 USD to the Australian Dollar.

For the third quarter of 2016, the Company expects Revenue of at least $230 million, Adjusted EBITDA margin of at least 24.5%, and Non-GAAP diluted earnings per share of at least $0.85.

SHARE REPURCHASE

In the second quarter of 2016, the Company repurchased approximately 81,000 shares of its common stock at a total cost of $5.2 million. These purchases were made pursuant to the Company’s $150 million stock repurchase program, which is authorized through December 31, 2017.

QUARTERLY DIVIDEND

The Company announced that its Board of Directors has approved a cash dividend on its common stock for the third quarter of 2016 of $0.4125 per share. The dividend is payable on September 30, 2016 to stockholders of record on September 15, 2016. The Company will fund its dividend payments with cash on hand and cash generated from operations.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying tables, as well as earnings discussions, include a discussion of Adjusted revenue, Adjusted effective tax rate, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Non-GAAP diluted earnings per share, and constant currency financial information, all of which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). “Adjusted EBITDA margin” refers to Adjusted EBITDA as a percentage of Adjusted revenue. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying tables.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, all statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to our 2016 annual and third quarter guidance. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the US Securities and Exchange Commission (“SEC”), and consequently, actual future events, operations, and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them.

Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members, and our ability to attract new members; our potential failure to adapt to changing member needs and demands or to compete successfully with other companies that offer similar products and services; our potential failure to develop and sell, or expand sales markets for our CEB Talent Assessment tools and services; our potential inability to attract and retain a significant number of highly skilled employees or successfully manage succession planning issues; fluctuations in operating results; the implementation of our business transformation initiative may be disruptive to our operations, potential cost overruns could have material adverse effects on our results of operations, and once this initiative is completed we may not realize anticipated savings or operational benefits; our potential inability to protect our intellectual property rights; our potential inability to adequately maintain and protect our information technology infrastructure and our member and client data; potential confusion about our rebranding (including the roll-out of the CEB Talent Assessment brand for what has been known previously as the SHL Talent Measurement brand); our potential exposure to loss of revenue resulting from our unconditional service guarantee; exposure to litigation related to the content we provide; various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets; changes in estimates, assumptions or revenue recognition policies used to prepare our consolidated financial statements, including those related to testing for potential goodwill impairment; our potential inability to make, integrate, and maintain acquisitions and investments; the amount and timing of the benefits expected from acquisitions and investments; risks associated with our provision of products and services to certain US government agencies; the risk that we will be required to recognize additional impairments to the carrying value of the significant goodwill and amortizable intangible asset amounts included in our balance sheet as a result of our acquisitions, which would require us to record charges that would reduce our reported results; risks associated with our significant office space lease obligations in Arlington, VA, including potential landlord or subtenant defaults; our potential inability to effectively manage the risks (including interest rate risk) associated with our existing indebtedness, including the terms of and restrictions in our senior secured credit facilities, as well as additional indebtedness we incurred in connection with the Evanta acquisition or other indebtedness we may incur in the future; our potential inability to effectively manage the risks associated with our international operations, including the risk of foreign currency exchange fluctuations; the potential effects from the withdrawal of the United Kingdom from the European Union; our potential inability to effectively anticipate, plan for, and respond to changing economic and financial market conditions, especially in light of ongoing uncertainty in the worldwide economy and the US economy; and the impact of volatility in the trading price of our common stock, including as a result of any decision to reduce or discontinue dividends or share repurchases.

In addition, forward-looking statements may be affected by risks and uncertainties associated with the acquisition of the Evanta business, including that the businesses of CEB and Evanta may not be combined successfully, or the combination may take longer or cost more to accomplish than expected; we may not achieve anticipated operating and cost synergies through combining the businesses of CEB and Evanta, or those synergies may be realized less quickly than we anticipate; Evanta may not achieve the results projected in its current 2016 full year forecast; potential operating costs, customer loss, and business disruption (including employee loss or turnover) following the acquisition may be greater than expected and could negatively affect the financial results and performance of Evanta; Evanta may not perform at the level we are expecting, and as a result the anticipated positive impact of the acquisition on the operations and future financial results of CEB, including those reflected in our updated 2016 annual guidance and our estimates for the third quarter of 2016, may not be achieved or may be lower than expected and our leverage, which was increased in connection with the acquisition, could materially and adversely affect our financial conditional or operating flexibility and prevent us from fulfilling our obligations under the Senior Secured Credit Facilities.

Various risks, uncertainties, and other important factors that could cause our actual results to differ from our expected or historical results are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the SEC, including, but not limited to, our 2015 Annual Report on Form 10-K filed on February 26, 2016. The forward-looking statements in this press release are made as of July 26, 2016, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT CEB

CEB is a best practice insight and technology company. In partnership with leading organizations around the globe, we develop innovative solutions to drive corporate performance. CEB equips leaders at more than 10,000 companies with the intelligence to effectively manage talent, customers, and operations. CEB is a trusted partner to nearly 90% of the Fortune 500 and FTSE 100, and more than 70% of the Dow Jones Asian Titans. More at cebglobal.com.

CEB Inc.

Segment Highlights

(In thousands, except percentages)

	Selected Percentage Changes	Three Months Ended June 30,		Selected Percentage Changes	Six Months Ended June 30,
		2016	2015		2016	2015

CEB Segment (1)
Revenue	5.7%	$192,195	$181,773	4.4%	$370,172	$354,667
Adjusted revenue (3)	10.4%	$200,739	$181,773	7.0%	$379,490	$354,721
Operating profit		$20,184	$37,453		$43,594	$68,388
Adjusted EBITDA (3)	8.6%	$54,069	$49,782	4.7%	$98,587	$94,145
Adjusted EBITDA margin (3)		26.9%	27.4%		26.0%	26.5%

Contract Value (4)				(1.2)%	$659,582	$667,649
Constant currency Contract Value (5)				(0.4)%	$665,182
Member institutions (6)				3.3%	7,211	6,983
Contract Value per member institution (6)				(4.7)%	$91,003	$95,483
Constant currency Contract Value per member institution (5)				(4.7)%	$90,952
Wallet retention rate (7)					88%	94%
Constant currency Wallet retention rate (5)					88%

CEB Talent Assessment Segment (2)
Revenue	0.4%	$50,408	$50,191	(3.3)%	$95,629	$98,896
Adjusted revenue (3)	(0.9)%	$50,408	$50,880	(4.3)%	$95,629	$99,950
Operating (loss) profit		$(5,606)	$1,385		$(12,891)	$420
Adjusted EBITDA (3)	(1.2)%	$10,446	$10,576	(2.4)%	$18,886	$19,350
Adjusted EBITDA margin (3)		20.7%	20.8%		19.7%	19.4%

Contract Value (8)					$105,819
Wallet retention rate (9)					97%	102%

(1)

The CEB segment includes comprehensive data analysis, research, and advisory services that align to executive leadership roles and key recurring decisions and enable members to focus efforts to address emerging and recurring business challenges efficiently and effectively.

(2)

The CEB Talent Assessment segment includes the SHL products and services of cloud-based solutions for talent assessment, development, strategy, analytics, decision support, and professional services that support those solutions, enabling client access to data, analytics, and insights for assessing and managing employees and applicants.

(3)	See “Non-GAAP Financial Measures” for further explanation.
(4)

We define “CEB segment Contract Value,” at the end of the quarter, as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement. CEB segment Contract Value does not include the impact of Personnel Decision Research Institutes, Inc. (“PDRI”).

(5)

Calculated on a constant currency basis whereby financial information in the current period for amounts recorded in currencies other than the USD is translated into USD at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

(6)

We define “CEB segment Member institutions,” at the end of the quarter, as member institutions with Contract Value in excess of $10,000. The same definition is applied to “CEB segment Contract Value per member institution.”

(7)

We define “CEB segment Wallet retention rate,” at the end of the quarter, as the total current year segment Contract Value from prior year members as a percentage of the total prior year segment Contract Value. The CEB segment Wallet retention rate does not include the impact of PDRI.

(8)

We define “CEB Talent Assessment segment Contract Value,” at the end of the quarter, as the aggregate annualized revenue in effect on such date, without regard to the remaining duration of any such agreement, attributed to all subscription agreements for online product access plus the aggregate annual revenue attributed to all advanced purchases of online testing units.

(9)

We define “CEB Talent Assessment segment Wallet retention rate,” at the end of the quarter, on a constant currency basis, as the last 12 months of total segment Adjusted revenue from prior year customers as a percentage of the prior 12 months of total segment Adjusted revenue.

CEB Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue (1)	$242,603	$231,964	$465,801	$453,563
Costs and expenses
Cost of services	91,259	82,432	170,996	161,091
Member relations and marketing	70,426	65,509	138,409	131,594
General and administrative	29,964	28,293	58,051	57,098
Depreciation and amortization (2)	26,265	16,892	51,891	33,734
Business transformation costs (3)	6,260	—	9,548	—
Acquisition related costs (4)	3,662	—	5,119	—
Restructuring costs	189	—	1,084	1,238
Total costs and expenses	228,025	193,126	435,098	384,755
Operating profit	14,578	38,838	30,703	68,808
Other (expense) income, net
Debt modification costs	(1,656)	(4,775)	(1,656)	(4,775)
Interest income and other (5)	5,066	(5,360)	3,793	366
Interest expense	(7,296)	(4,787)	(13,092)	(9,226)
Other (expense) income, net	(3,886)	(14,922)	(10,955)	(13,635)
Income before provision for income taxes	10,692	23,916	19,748	55,173
Provision for income taxes	2,946	704	7,459	12,871
Net income	$7,746	$23,212	$12,289	$42,302

Basic earnings per share	$0.24	$0.69	$0.38	$1.26
Diluted earnings per share	$0.24	$0.69	$0.38	$1.25
Weighted average shares outstanding
Basic	32,198	33,458	32,423	33,516
Diluted	32,344	33,694	32,642	33,827

(1)

Net of a reduction to reflect the impact of the deferred revenue fair value adjustment of $8.5 million and $0.7 million in the three months ended June 30, 2016 and 2015 and $9.3 million and $1.1 million in the six months ended June 30, 2016 and 2015, respectively. Includes $11.4 million of revenue from Evanta in the three and six months ended June 30, 2016.

(2)

Included $7.6 million and $15.2 million of additional amortization expense in the three and six months ended June 30, 2016, respectively, associated with the change in the estimated useful life of the SHL trade name in the fourth quarter of 2015.

(3)	Business transformation costs relate to the development and implementation of cloud-based computing systems, which will consolidate and standardize our sales force automation and financial systems.
(4)	Acquisition related costs primarily related to transaction and severance costs associated with the acquisitions in 2016 and 2015.
(5)

Interest income and other in the three months ended June 30, 2016 included a $4.8 million net foreign currency gain, a $0.5 million increase in the fair value of deferred compensation plan assets, $0.2 million of interest income, and a $0.1 million gain on other investments, net offset by $0.5 of other losses. Interest income and other in the three months ended June 30, 2015 included $0.1 million of interest income offset by a $4.7 million net foreign currency loss, a $0.2 million decrease in the fair value of deferred compensation plan, $0.1 million of equity method investment losses and $0.5 million of other losses. Interest income and other in the six months ended June 30, 2016 included a $4.0 million net foreign currency gain, a $1.0 million increase in the fair value of deferred compensation plan assets, and $0.3 million of interest income offset by $0.3 million of equity method investment losses, $0.8 million of loss of other investments, net and $0.4 million of other losses. Interest income and other in the six months ended June 30, 2015 included a $1.5 million net foreign currency gain, $0.2 million of interest income, and a $0.2 million increase in the fair value of deferred compensation plan assets offset by $0.9 million of equity method investment losses and $0.6 million of other losses.

CEB Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$139,717	$113,329
Accounts receivable, net (1)	213,513	285,048
Deferred incentive compensation	24,274	23,484
Prepaid expenses and other current assets	44,382	27,651
Total current assets	421,886	449,512
Deferred income taxes, net	7,282	16,491
Property and equipment, net	98,057	102,337
Goodwill	659,346	458,409
Intangible assets, net	229,820	230,680
Other non-current assets	92,772	81,123
Total assets	$1,509,163	$1,338,552
Liabilities and stockholders’ (deficit) equity
Current liabilities
Accounts payable and accrued liabilities	$86,895	$88,407
Accrued incentive compensation	38,358	59,947
Deferred revenue (2)	442,378	449,694
Debt – current portion	7,866	4,948
Total current liabilities	575,497	602,996
Deferred income taxes, net	22,640	27,869
Other liabilities	112,598	107,592
Debt – long term	870,142	556,418
Total liabilities	1,580,877	1,294,875
Total stockholders’ (deficit) equity	(71,714)	43,677
Total liabilities and stockholders’ (deficit) equity	$1,509,163	$1,338,552

(1)	Included accounts receivable, net of $64.4 million at both June 30, 2016 and December 31, 2015 related to the CEB Talent Assessment segment.
(2)

Included deferred revenue of $11.8 million at June 30, 2016 for Evanta and $69.4 million and $68.9 million at June 30, 2016 and December 31, 2015, respectively, related to the CEB Talent Assessment segment.

CEB Inc.

Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2016	2015

Cash flows from operating activities
Net income	$12,289	$42,302
Adjustments to reconcile net income to net cash flows provided by operating activities
Debt modification costs	1,656	4,775
Loss on other investments, net	797	—
Equity method investment loss	334	898
Depreciation and amortization	51,891	33,734
Amortization of credit facility issuance costs	843	1,242
Deferred income taxes	(5,697)	797
Share-based compensation	9,224	9,003
Excess tax benefits from share-based compensation arrangements	(1,043)	(3,989)
Net foreign currency remeasurement gain	(6,548)	(857)
Changes in operating assets and liabilities:
Accounts receivable, net	80,756	86,697
Deferred incentive compensation	(1,396)	(951)
Prepaid expenses and other current assets	(17,079)	(27,119)
Other non-current assets	(7,058)	(9,404)
Accounts payable and accrued liabilities	(4,496)	(18,032)
Accrued incentive compensation	(21,537)	(25,098)
Deferred revenue	(14,285)	(8,948)
Other liabilities	5,091	208
Net cash flows provided by operating activities	83,742	85,258
Cash flows from investing activities
Purchases of property and equipment	(11,209)	(13,401)
Cost method and other investments	(4,300)	(2,589)
Acquisition of businesses, net of cash acquired	(267,890)	(5,808)
Net cash flows used in investing activities	(283,399)	(21,798)
Cash flows from financing activities
Proceeds from issuance of senior notes	—	250,000
Borrowings from Senior Secured Credit Facilities	385,000	—
Debt payments	(68,232)	(257,250)
Debt issuance costs	(4,220)	(5,275)
Proceeds from issuance of common stock under the employee stock purchase plan	827	757
Excess tax benefits from share-based compensation arrangements	1,043	3,989
Purchase of treasury shares	(53,568)	(12,623)
Withholding of shares to satisfy minimum employee tax withholding for equity awards	(5,053)	(8,302)
Payment of dividends	(26,632)	(25,115)
Net cash flows provided by (used in) financing activities	229,165	(53,819)
Effect of exchange rates on cash	(3,120)	(432)
Net increase in cash and cash equivalents	26,388	9,209
Cash and cash equivalents, beginning of year	113,329	114,934
Cash and cash equivalents, end of period	$139,717	$124,143

CEB Inc.

Reconciliation of Non-GAAP Financial Measures

We believe that our non-GAAP financial measures are relevant and useful supplemental information for evaluating our results of operations as compared from period to period and as compared to our competitors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, including comparison against our competitors, when publicly providing our business outlook, and as a measurement for potential acquisitions. These non-GAAP financial measures are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures used by other companies.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

•

Certain business combination accounting entries and expenses related to acquisitions: We have adjusted for the impact of the deferred revenue fair value adjustment, amortization of acquisition related intangibles, and acquisition related costs. We incurred transaction and certain other expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We believe that excluding these acquisition related items from our non-GAAP financial measures provides useful supplemental information to our investors and is important in illustrating what our core operating results would have been had we not incurred these acquisition related items since the nature, size, and number of acquisitions can vary from period to period and because they are not considered by management in making operating decisions.

•

Net non-operating foreign currency gain (loss): Beginning in the first quarter of 2015, we adjusted for the impact of the net non-operating foreign currency gain (loss) included in other (expense) income. These items primarily result from the remeasurement of foreign currency cash balances held by CEB US and subsidiaries with the USD as their functional currency, USD cash balances held by subsidiaries with a functional currency other than the USD, certain intercompany notes, and the balance sheets of non-US subsidiaries whose functional currency was the USD prior to the revision of our corporate structure on October 1, 2015 to geographically align our intellectual property with our US and global commercial operations, resulting in a significant change to the economic facts and circumstances for subsidiaries that were previously dependent on the parent company for financing. We believe this information is useful to investors to facilitate comparison of operating results and better identify trends in our business.

•

Business transformation costs: Beginning in the first quarter of 2016, we adjusted for the impact of costs associated with our business transformation initiative, which is a multiyear effort that will consolidate and standardize our sales force automation and financial systems. These costs include software license fees and third-party vendor costs related to the implementation and development of the systems, and costs related to employees that are devoted to the initiative. Under new accounting rules in effect as of January 1, 2016, the majority of costs related to the development and implementation of cloud-based computing systems now have to be expensed in the current period as they are incurred instead of being capitalized and depreciated over time. We believe that excluding these items from our non-GAAP financial measures provides useful supplemental information to our investors and is important in illustrating what our core operating results would have been had we not incurred these items. We exclude these items because management does not believe they correlate to the ongoing operating results of the business.

•

Debt modification costs, gain (loss) on other investments, net, equity method investment gain (loss), restructuring costs, impairment costs, and gain on cost method investment: From time to time, we have events or transactions outside of our core operations that affect our net income, such as modifying our debt and investing in private entities. These activities are not part of our normal operations, but rather are transactions we enter into when we feel it is to our advantage to maximize opportunities that will improve our overall future financial position and results of operations. We exclude these items when evaluating our results of operations because management does not believe they correlate to the ordinary course operating expenditures or operating results of the business. We believe that excluding these items from our non-GAAP financial measures provides useful supplemental information to our investors and is important in illustrating what our core operating results would have been had we not incurred these items.

•

Share-based compensation: Although share-based compensation is a key incentive offered to our employees, we evaluate our operating results excluding such expense. We believe the exclusion of this expense facilitates the ability of our investors to compare our operating results with those of other peer companies, many of which also exclude such expense in determining their non-GAAP measures, given varying valuation methodologies and assumptions, and the variety and amount of award types that may be utilized by different companies.

CEB Inc.

Reconciliation of Non-GAAP Financial Measures (Continued)

•

Adjusted effective tax rate: Beginning in the third quarter of 2015, we adjusted for the impact of certain discrete items included in the effective tax rate, including items unrelated to the current year, changes in statutory tax rates, or other items that are not indicative of our ongoing operations. We exclude these items because management believes it will facilitate the comparison of the annual effective tax rate over time. The Adjusted effective tax rate is calculated by dividing the adjusted provision for income taxes, which excludes discrete items and the tax effects of the other non-GAAP adjustments (using statutory rates), by adjusted income before the provision for income taxes.

We are a global company that reports financial information in USD. Foreign currency exchange rate fluctuations affect the amounts reported from translating foreign revenues and expenses into USD. These rate fluctuations can have a significant effect on our reported operating results. As a supplement to our reported operating results, we present constant currency financial information. We use constant currency financial information to provide a framework to assess how our business performed excluding the effects of changes in foreign currency translation rates. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses. To calculate financial information on a constant currency basis, financial information in the current period for amounts recorded in currencies other than the USD is translated into USD at the average exchange rates that were in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

With respect to our 2016 annual and quarterly guidance, reconciliations of net income to Adjusted EBITDA, net income to Adjusted net income, and GAAP diluted earnings per share to Non-GAAP diluted earnings per share as projected for 2016 are not provided because we cannot, without unreasonable effort, estimate or predict with certainty various components of net income and GAAP diluted earnings per share, including the net non-operating foreign currency (gain) loss, acquisition related costs, and discrete tax items, which components could significantly impact such financial measures.

A reconciliation of each of the non-GAAP measures to the most directly comparable GAAP measure is provided below (in thousands, except per share data).

Adjusted Revenue

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Revenue	$192,195	$50,408	$242,603	$181,773	$50,191	$231,964
Impact of the deferred revenue fair value adjustment	8,544	—	8,544	—	689	689
Adjusted revenue	$200,739	$50,408	$251,147	$181,773	$50,880	$232,653

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Revenue	$370,172	$95,629	$465,801	$354,667	$98,896	$453,563
Impact of the deferred revenue fair value adjustment	9,318	—	9,318	54	1,054	1,108
Adjusted revenue	$379,490	$95,629	$475,119	$354,721	$99,950	$454,671

CEB Inc.

Reconciliation of Non-GAAP Financial Measures (Continued)

Adjusted EBITDA

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Net income			$7,746			$23,212
Provision for income taxes			2,946			704
Interest expense, net			7,144			4,693
Debt modification costs			1,656			4,775
Other (income) expense, net			(4,914)			5,454
Operating profit (loss)	$20,184	$(5,606)	14,578	$37,453	$1,385	38,838
Other income (expense), net	3,833	1,081	4,914	(3,285)	(2,169)	(5,454)
Net non-operating foreign currency (gain) loss	(4,039)	(771)	(4,810)	2,675	2,057	4,732
Gain on other investments, net	(93)	—	(93)	—	—	—
Equity method investment (gain) loss	(25)	25	—	6	55	61
Depreciation and amortization	11,245	15,020	26,265	8,811	8,081	16,892
Business transformation costs	6,260	—	6,260	—	—	—
Impact of the deferred revenue fair value adjustment	8,544	—	8,544	—	689	689
Acquisition related costs	3,662	—	3,662	—	—	—
Restructuring costs	68	121	189	—	—	—
Share-based compensation	4,430	576	5,006	4,122	478	4,600
Adjusted EBITDA	$54,069	$10,446	$64,515	$49,782	$10,576	$60,358
Adjusted EBITDA margin	26.9%	20.7%	25.7%	27.4%	20.8%	25.9%

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Net income			$12,289			$42,302
Provision for income taxes			7,459			12,871
Interest expense, net			12,760			9,037
Debt modification costs			1,656			4,775
Other (income) expense, net			(3,461)			(177)
Operating profit (loss)	$43,594	$(12,891)	30,703	$68,388	$420	68,808
Other income (expense), net	1,763	1,698	3,461	123	54	177
Net non-operating foreign currency (gain) loss	(2,464)	(1,542)	(4,006)	(1,135)	(336)	(1,471)
Loss on other investments, net	797	—	797	—	—	—
Equity method investment loss	118	216	334	649	249	898
Depreciation and amortization	21,958	29,933	51,891	17,633	16,101	33,734
Business transformation costs	9,548	—	9,548	—	—	—
Impact of the deferred revenue fair value adjustment	9,318	—	9,318	54	1,054	1,108
Acquisition related costs	5,119	—	5,119	—	—	—
Restructuring costs	666	418	1,084	290	948	1,238
Share-based compensation	8,170	1,054	9,224	8,143	860	9,003
Adjusted EBITDA	$98,587	$18,886	$117,473	$94,145	$19,350	$113,495
Adjusted EBITDA margin	26.0%	19.7%	24.7%	26.5%	19.4%	25.0%

CEB Inc.

Reconciliation of Non-GAAP Financial Measures (Continued)

Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$7,746	$23,212	$12,289	$42,302
Net non-operating foreign currency (gain) loss (1)	(4,298)	4,182	(3,481)	(1,206)
Debt modification costs (1)	969	2,841	969	2,841
(Gain) loss on other investments, net (1)	(54)	—	467	—
Equity method investment loss (1)	10	59	285	636
Amortization of acquisition related intangibles (1)	13,044	6,307	26,062	12,675
Business transformation costs (1)	4,482	—	6,405	—
Impact of the deferred revenue fair value adjustment (1)	5,050	517	5,582	827
Acquisition related costs (1)	2,150	—	3,017	—
Restructuring costs (1)	149	—	754	860
Share-based compensation (1)	3,054	2,865	5,640	5,598
Discrete tax items (2)	(778)	(7,136)	418	(7,669)
Adjusted net income	$31,524	$32,847	$58,407	$56,864

Non-GAAP Diluted Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Diluted earnings per share	$0.24	$0.69	$0.38	$1.25
Net non-operating foreign currency (gain) loss (1)	(0.13)	0.12	(0.11)	(0.04)
Debt modification costs (1)	0.03	0.08	0.03	0.08
(Gain) loss on other investments, net (1)	—	—	0.01	—
Equity method investment loss (1)	—	—	0.01	0.02
Amortization of acquisition related intangibles (1)	0.40	0.19	0.81	0.37
Business transformation costs (1)	0.13	—	0.20	—
Impact of the deferred revenue fair value adjustment (1)	0.16	0.02	0.17	0.03
Acquisition related costs (1)	0.07	—	0.09	—
Restructuring costs (1)	—	—	0.02	0.03
Share-based compensation (1)	0.09	0.09	0.17	0.17
Discrete tax items (2)	(0.02)	(0.22)	0.01	(0.23)
Non-GAAP diluted earnings per share	$0.97	$0.97	$1.79	$1.68

(1)

Adjustments are net of the annual estimated income tax effect using statutory rates based on the relative amounts allocated to each jurisdiction in the applicable period. The following income tax rates were used: 13% in 2016 and 18% in 2015 for the net non-operating foreign currency (gain) loss; 42% in 2016 and 40% in 2015 for debt modification costs; 41% in 2016 for (gain) loss on other investments, net; 15% in 2016 and 29% in 2015 for the equity method investment loss; 26% in 2016 and 29% in 2015 for the amortization of acquisition related intangibles; 33% in 2016 for business transformation costs; 40% in 2016 and 26% in 2015 for the impact of the deferred revenue fair value adjustment; 41% in 2016 for acquisition related costs; 30% in 2016 and 31% in 2015 for restructuring costs; and 39% in 2016 and 38% in 2015 for share-based compensation.

(2)

In the three months ended June 30, 2016, the discrete tax benefit related to a $0.5 million release of valuation allowance and $0.3 million from state tax law changes. In the six months ended June 30, 2016, these amounts were more than offset by discrete tax expense of $0.8 million from changes in tax planning strategies and a $0.4 million increase in reserves for uncertain tax positions. In the three and six months ended June 30, 2015, the discrete tax benefit related to $4.6 million from research and development credits and domestic manufacturing deductions claimed in 2015 affecting prior year tax returns and $1.9 million related to a change in an election to claim foreign tax credits that were previously taken as deductions. In addition, there was $0.6 million and $1.2 million related to changes in tax planning strategies in the three and six months ended June 30, 2015, respectively.

CEB Inc.

Reconciliation of Non-GAAP Financial Measures (Continued)

Adjusted Effective Tax Rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Effective tax rate	27.6%	2.9%	37.8%	23.3%
Effect on tax rate of discrete items	1.6%	15.0%	(0.5)%	8.7%
Effect on tax rate of non-GAAP adjustments using statutory rates	6.0%	13.1%	(3.7)%	3.8%
Adjusted effective tax rate	35.2%	31.0%	33.6%	35.8%

Constant Currency

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Adjusted revenue	$200,739	$50,408	$251,147	$379,490	$95,629	$475,119
Currency exchange rate fluctuations	644	1,509	2,153	2,068	3,543	5,611
Constant currency Adjusted revenue	$201,383	$51,917	$253,300	$381,558	$99,172	$480,730

Increase (decrease) from prior year	10.8%	2.0%	8.9%	7.6%	(0.8)%	5.7%

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Adjusted EBITDA	$54,069	$10,446	$64,515	$98,587	$18,886	$117,473
Currency exchange rate fluctuations	(873)	117	(756)	(1,172)	613	(559)
Constant currency Adjusted EBITDA	$53,196	$10,563	$63,759	$97,415	$19,499	$116,914

Increase (decrease) from prior year	6.9%	(0.1)%	5.6%	3.5%	0.8%	3.0%

Constant currency Adjusted EBITDA margin	26.4%	20.3%	25.2%	25.5%	19.7%	24.3%